Exhibit 10.1

FIRST AMENDMENT

TO

COMMERCE UNION BANCSHARES, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO COMMERCE UNION BANCSHARES, INC. INCENTIVE STOCK OPTION AGREEMENT (this “Amendment”) is dated as of the 25th day of July, 2017, by and between Commerce Union Bancshares, Inc., a Tennessee corporation (the “Company”), and Ron DeBerry (the “Optionee”).

WHEREAS, the Company and the Optionee entered into that certain Commerce Union Bancshares, Inc. Incentive Stock Option Agreement dated July 23, 2015 (the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement to provide that the Optionee shall be allowed to exercise his Option (as defined below) any time prior to the close of business on the Expiration Date;

WHEREAS, the parties hereto acknowledge that such amendment will cause the Option not to qualify as an Incentive Stock Option within the meaning of Code Section 422; and

WHEREAS, the parties hereto desire that the provisions of the Agreement remain otherwise unaltered, excepting those specific changes noted below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee, intending to be legally bound hereby, agree as follows:

1.     Capitalized Terms. All capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

2.     Type of Option. As a result of the amendment below of Section 6(c) of the Agreement, the Option will no longer qualify as an Incentive Stock Option as defined in Code Section 422. Accordingly, Paragraphs 2, 9, and 10 of the Agreement are hereby deleted in their entirety and Paragraph 2 is replaced with the following:

2. Type and Grant of Option. Subject to the terms and conditions of this Agreement and the Plan, the Optionee shall have the right and option to purchase 5,000 shares of Company common stock, par value of $1.00 per share (the “Company Stock”), at the Option Price specified in Paragraph 3 below (the “Option”). The Option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Code Section 422. Except as otherwise indicated by the context, the term “Optionee,” as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this Option validly under the terms of this Agreement and the Plan.

9.      [Intentionally omitted].

10.     [Intentionally omitted].

3.     Option Price. The Option no longer qualifies as an Incentive Stock Option and therefore the Option Price adjustment included in Paragraph 3 of the Agreement is not applicable. Accordingly, the third and final sentence of Paragraph 3 is hereby deleted.

4.     Option Term. The Option no longer qualifies as an Incentive Stock Option and therefore the modification of the Expiration Date if the Optionee was “ten percent shareholder of the Company is not applicable. Consequently, the clause (“; provided, however, if Optionee is a “ten percent shareholder” of the Company, the Expiration Date shall occur on the 5th anniversary of the Grant Date.”) in Paragraph 5 is hereby deleted.

5.     Exercise of Option. Subparagraph 6(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                       (b)     [Intentionally omitted].

6.     Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of Company, Optionee and their respective heirs, executors, administrators, successors, and assigns.

6.     Governing Law. This Amendment is to be construed and enforced in accordance with and governed by the procedural provisions and substantive law of the State of Tennessee, including, without limitation, that state’s law of privilege, without giving effect to its conflicts of law principles.

7.     Effect on Agreement.      Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

8.     Entire Agreement. The Agreement, as amended hereby, sets forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, and memoranda or other writings being merged herein and replaced and being without effect hereon.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

COMMERCE UNION BANCSHARES, INC.	OPTIONEE

/s/ DeVan D. Ard, Jr.	/s/ William DeBerry
DeVan D. Ard, Jr.	William DeBerry
President and CEO

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